EXHIBIT 99.3

BODY AND MIND INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On November 30, 2021, Body and Mind, Inc, (‘the Company”) through its 100% owned subsidiary DEP Nevada Inc. (“DEP”) entered into two definitive agreements with Canopy Monterey Bay, LLC (“Canopy”) and the membership interest owners (the “Sellers”) of Canopy to acquire an aggregate of 100% of Canopy, which owns a retail dispensary in the limited license jurisdiction of Seaside, California.

The first purchase agreement (“PA #1”) between DEP and Canopy and all of the Sellers provides for the assignment of 80% of the membership interests of Canopy to DEP in exchange for a purchase price of $4,800,000 comprised of $2,500,000 in cash (the “Cash Purchase Price”) and a secured promissory note in the amount of $2,300,000 bearing interest at a rate of 10% per annum compounded annually and having a maturity date of five years from the effective date of PA #1. Interest is payable for the first 6 months with the principal and accrued interest due at maturity. There are no prepayment penalties. The Cash Purchase Price is to be paid into escrow pursuant to an escrow agreement between the parties to PA #1 and Secured Trust Escrow, which Cash Purchase Price is to be released to the Sellers upon the receipt of city and state approval and completion of the audited annual financial statements and unaudited interim reviewed financial statements (collectively, the “Financial Statements”) of Canopy, or returned to DEP in the event of the denial of city or state approval or failure to complete the Financial Statements and the agreement is terminated, in which case the 80% membership interests will be transferred back to the Sellers and the promissory note will automatically be terminated. As of the date hereof, the city and state approvals have been received and the formal closing of the purchase of the 80% of the membership interests in Canopy closed in June 2022.

The second purchase agreement (“PA #2”) between DEP and the one continuing Seller provides for the assignment of the remaining 20% of the membership interests of Canopy to DEP following the receipt of the city and state approval and completion of the Financial Statements under PA #1 in exchange for $1,000,000 to be paid in either shares of common stock of the Company (the “Consideration Shares”) or in cash at DEP’s sole option if such payment takes place within six (6) months following the execution of PA #1. If DEP elects to pay the purchase price in Consideration Shares, the amount of Consideration Shares shall be determined based on the 10-day volume weighted average price (“VWAP”) ending on 30 November 2021, which is US$0.3665 per share for a total of 2,728,156 shares (issued). In the event that six (6) months following the execution of PA #1, the value of the Consideration Shares have decreased such that total value of the Consideration Shares is less than ninety percent (90%) of its value, DEP agrees to cause the Company to issue an additional $100,000 worth of shares of common stock of the Company (the “Additional Shares”) to be issued to the one continuing Seller based on the ten day VWAP calculated as of six (6) months following the closing of PA #1. PA #2 contains a working capital adjustment provision, which provides that if there is a working capital deficiency as of the closing date of PA #1, then the purchase price under PA #2 shall be reduced by the amount of the deficiency, and if there is a working capital surplus as of the closing date of PA #1, then the purchase price under PA #2 shall be increased by the amount of the surplus.

On or around December 1, 2021, 80% of the membership interests of Canopy were transferred to DEP for purposes of applying for city and state approvals of the change in ownership of Canopy, however, the purchase price consideration of (i) $2.5 million in cash, and (ii) a promissory note in the amount of $2.3 million to be paid by DEP, were placed in escrow and not to be released to the sellers of the 80% membership interests in Canopy until the city and state approvals have been received and the audited annual financial statements and unaudited reviewed interim financial statements (collectively, the “Financial Statements”) of Canopy are completed. If the city or state approvals are not received, or the Financial Statements of Canopy are not completed, then the Buyer may terminate the membership interest purchase agreement requiring the membership interests in Canopy to be transferred back to the sellers and the escrow agent to deliver back to DEP the cash consideration and the promissory note shall automatically be terminated. As of the date hereof, the city and state approvals have been received and the formal closing of the purchase of the 80% membership interests in Canopy closed in June 2022.

On 17 June 2022, the Company, through its wholly owned subsidiary, DEP Nevada, Inc., entered into the first amendment to PA #1 and PA #2 (the “First Amendment”) whereby the cash purchase price under PA #1 will be reduced from US$2.5 million to US$1.25 million and the Company will issue US$1.25 million shares of common stock of the Company to the Sellers based on the 10 day volume weighted average price (“VWAP”) for the ten (10) consecutive trading days prior to the effective date of the First Amendment (the “Effective Date”) and subject to compliance with the policies of the Canadian Securities Exchange (the “CSE”) which equates to 9,328,358 shares of common stock. The Company will also issue additional shares to Cary Stiebel equal to the difference between the amount of the shares of common stock of the Company that were issued by the Company to Mr. Stiebel on December 3, 2021 (the “PA #2 Shares”) and the amount of shares that Mr. Stiebel would have received had the VWAP for the PA #2 Shares been calculated as of the Effective Date (the “Additional PA #2 Shares”), which equates to 4,734,530 shares of common stock. Additionally, on the date that is eighteen (18) months (548 days) following the Effective Date of this First Amendment (the “Additional Share Issuance Date”) the Company will issue $100,000 worth of shares to the Sellers based on the ten (10) day VWAP and subject to compliance with the policies of the CSE, calculated as of the Additional Share Issuance Date. This $100,000 was recorded as consulting fees for the year ended 31 July 2022. Furthermore, DEP shall cause the Company to issue to Mr. Stiebel $300,000 worth of shares of common stock of the Company within three (3) days following the Effective Date of this First Amendment, and subject to compliance with the policies of the CSE (the “Additional True up Shares”) which equates to 2,238,806 shares of common stock. Prior to the conclusion of the calculation of the actual working capital in accordance with PA #1 and PA #2, Sellers shall complete, execute and deliver to DEP Schedule D to the First Amendment, which shall set forth the amount of Additional True-up Shares each Seller is entitled to (as applicable) and such Additional True-up Shares shall be retitled in accordance with Schedule D to the First Amendment. In the event Schedule D to the First Amendment is not completed, executed and delivered to DEP prior to the conclusion of the calculation of the actual working capital, DEP shall have no obligation to retitle the shares and all Sellers hereby waive any claims against DEP and the Company in connection with such issuance made in accordance with Section 2(b)(v) of the First Amendment. Upon conclusion of the calculation of the actual working capital in accordance with PA #1 and PA #2, the parties agree as follows:

(a) If the actual working capital is less than the target working capital of $nil, the Purchase Price (as defined in PA #2) shall be reduced by an amount equal to the difference between the target working capital and the actual working capital and all of the Additional True-up Shares shall be forfeited and retuned to Company for cancellation;

(b) If the actual working capital is greater than the target working capital of $nil and the Additional True-up Shares are sufficient to cover the difference between the actual working capital and the target working capital (the “DEP Deficit”), the parties agree that all or a portion of the Additional True-up Shares (valued at the ten (10) day VWAP calculated as of the Effective Date of the First Amendment and subject to compliance with the policies of the CSE) shall be issued to Sellers to satisfy the DEP Deficit owed by DEP to the Sellers in accordance with Section 2.02(b) of PA #2;

(c) If the actual working capital is greater than the target working capital and the Additional True-up Shares are insufficient to cover the DEP Deficit, all of the Additional True-up Shares shall be issued to Sellers and the parties agree that any additional amounts owed to the Sellers shall be paid by DEP to the Sellers via additional shares of common stock of the Company.

In addition to the terms of the First Amendment, the parties have agreed that the release of any Additional True-up Shares hereunder shall be subject to the Sellers providing written direction to DEP for the release of the Additional True-up Shares payable under the First Amendment.

On December 7, 2022, pursuant to the previously announced (i) membership interest purchase agreement (“MIPA #1”), dated November 30, 2021, as amended on June 17, 2022, entered into between the Company’s wholly-owned subsidiary, DEP Nevada, Inc. (“DEP”), Canopy Monterey Bay, LLC (“Canopy”) and the membership interest owners of Canopy, Carey Stiebel (the “Continuing Owner”), Jana Stiebel, Jayme Rivard, Adrian Dermicek and Laurie Johnson (collectively, the “Sellers”) to purchase eighty percent (80%) of the issued and outstanding membership interests of Canopy, and (ii) membership interest purchase agreement (“MIPA #2”), dated November 30, 2021, as amended on June 17, 2022, entered into between DEP and the Continuing Owner to purchase the remaining twenty percent (20%) of the issued and outstanding membership interests of Canopy, the Company through DEP completed the acquisition of all of the membership interests of Canopy from the Sellers and closed MIPA #1, as amended, and MIPA #2, as amended.

Pursuant to the closing of MIPA #1, as amended, and MIPA #2, as amended, the Company issued an aggregate of 16,301,694 shares of common stock to the Sellers in accordance with their instructions at a deemed price of US$0.1340 per share. 2,238,806 of the 16,301,694 shares are being held in escrow ending the results of a working capital adjustment in accordance with MIPA #1 and MIPA #2 and 4,734,530 of the 16,301,694 is a settlement resulting in a loss of $0.5 million, which is not part of the consideration.

As consideration for DEP’s purchase of the Purchased Interests, DEP will pay to Sellers a total purchase price of $5,839,544 comprising of: (i) 1,2500,000 to be paid in cash (the “Cash Purchase Price”); (ii) $2,300,000 to be paid via a secured promissory note (“Note Purchase Price”) (iii) contingent consideration of $100,000 and (iv) $2,189,544 of value in 14,295,320 shares of common stock of which 2,728,156 shares of common stock have been issued to date. The Company also recorded a loss on settlement of contingent consideration of $503,179 resulting from the fair value adjustment of the Company’s issuance of 4,734,530 shares of common stock and also recorded a consulting fee of $100,000 to be paid to the sellers in shares that was not included in the purchase consideration.

The following unaudited pro forma combined financial statements of the combined company (the “pro forma financial statements”) include the unaudited pro forma combined balance sheet as of October 31, 2021 (the “pro forma balance sheet”), the unaudited pro forma combined statement of operations for the twelve months ended July 31, 2021 (the “twelve month pro forma statement of operations”), and the unaudited pro forma combined statement of operations for the three months ended October 31, 2021 (the “three month pro forma statement of operations”), as adjusted to give effect to the Company’s acquisition of Canopy.

The pro forma balance sheet combines the historical consolidated balance sheet of the Company as of October 31, 2021, and the historical balance sheet of Canopy as of September 30, 2021, giving effect to the acquisition as if it had been consummated on August 1, 2020. The twelve-month pro forma statement of operations combines the historical statement of operations of the Company for the year ended July 31, 2021, and the historical statement of operations of Canopy for the twelve months ended June 30, 2021, each giving effect to the acquisition as if it had been consummated on August 1, 2020, the first day of the Company’s fiscal year ended July 31, 2021.

The three-month pro forma statement of operations combines the historical consolidated statement of operations of the Company for the three months ended October 31, 2021, and the historical statement of operations of Canopy for the three months ended September 30, 2021, each giving effect to the acquisition as if it had been consummated on August 1, 2020, the first day of Company’s fiscal year ended July 31, 2021.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined company would have reported had the acquisition been completed as of the dates set forth in the pro forma financial statements and should not be taken as being indicative of the combined company’s future consolidated results of operations or financial position.

The assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements are described in the accompanying notes, which should be read together with the pro forma financial statements.

The pro forma financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and Canopy’s historical information included herein.

BODY AND MIND, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of October 31, 2021

	Body and Mind	Canopy
Assets	October 31, 2021	September 30, 2021	Adjustment		Total
Current assets:
Cash and cash equivalents	$7,433,086	$380,455	$(871,497	)A	$6,942,044
Amounts receivable	1,445,876	—	—		1,445,876
Interest receivable on convertible loan	168,000	—	—		168,000
Prepaids	545,044	42,750	—		587,794
Inventory	3,374,911	474,138	—		3,849,049
Convertible loan receivable	1,810,827	—	—		1,810,827
Loan receivable - related party	—	16,128	—		16,128
Loan receivable	239,834	—	—		239,834
Total current assets	15,017,578	913,471	(871,497)		15,059,552
Deposit	470,546	-	—		470,546
Loan receivable - related party	—	20,000	—		20,000
Property and equipment, net	5,594,541	34,304	—		5,628,845
Operating lease right-of use asset	3,179,713	144,396	—		3,324,109
Brand and licenses, net	19,552,813	—	1,112,500	D	20,665,313
Goodwill	5,168,902	—	4,845,073	D	10,013,975
Total assets	$48,984,093	$1,112,171	$5,086,076		$55,182,340
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,546,481	$506,825	$—		$2,053,306
Accrued liabilities	130,000	—	—		130,000
Income taxes payable	4,501,689	—	—		4,501,689
Due to related parties	54,166	106,299	—		160,465
Loan Payable	15,050	—	—		15,050
Current portion of operating lease liabilities	407,446	92,218	—		499,664
Total current liabilities	6,654,832	705,342	—		7,360,174
Long term operating lease liabilities	2,781,617	68,866	—		2,850,483
Contingent consideration	—	—	100,000	E	100,000
Loan payable	4,916,615	—	2,300,000	C	7,216,615
Deferred tax liability	229,080	—	—		229,080
Total liabilities	14,582,144	774,208	2,400,000		17,756,352

Stockholders' equity:
Common Stock	11,061	—	1,903	B	12,964
Additional paid-in capital	51,004,060	22,000	2,790,820	B	53,794,880
			(22,000	)F
Accumulated other comprehensive loss	1,163,994	—	—		1,163,994
Accumulated deficit	(17,915,599)	315,963	231,316	D	(17,684,283)
			(315,963	)F
Total stockholders' equity attributable to BAM	34,263,516	337,963	2,686,076		37,287,555
Non-Controlling Interest	$138,433	$—	$—		$138,433
Total stockholders' equity	$34,401,949	$337,963	$2,686,076		$37,425,988
Total liabilities and stockholders' equity	$48,984,093	$1,112,171	$5,086,076		$55,182,340

See notes to unaudited pro forma financial statements

BODY AND MIND, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended

	Body and Mind	Canopy
	July 31, 2021	June 30, 2021	Adjustment		Total
Revenue
Sales	$26,900,869	$9,746,466	$-		$36,647,335
Sales tax	(1,200,845)	-	-		(1,200,845)
Cost of sales	(13,709,815)	(5,992,965)	-		(19,702,780)
Gross profit	11,990,209	3,753,501	-		15,743,710

Operating expenses:
Accounting and legal	$973,594	$110,064	$-		$1,083,658
Business development	282,865	155,812	-		438,677
Consulting fees	537,760	-	100,000	A	637,760
Depreciation and amortization	1,457,550	6,623	102,000	B	1,566,173
Insurance	170,520	54,666	-		225,186
Lease expense	431,427	141,678	-		573,105
Licenses, utilities and office administration	2,462,815	256,810	-		2,719,625
Management fees	405,134	-	-		405,134
Regulatory, filing and transfer agent fees	61,415	-	-		61,415
Rent	186,822	-	-		186,822
Salaries and wages	3,400,472	973,221	-		4,373,693
Stock-based compensation	975,555	-	-		975,555
Travel	56,953	-	-		56,953
Total operating expenses	11,402,882	1,698,874	202,000		13,303,756
Net operating income (loss)	587,327	2,054,627	(202,000)		2,439,954
Other (expense) income, net:
Foreign exchange, net	235	-	-		235
Interest expense	(53,394)	(42,426)	(230,000	)C	(325,820)
Interest income	163,558	270	-		163,828
Loss in impairment	(592,547)	-	-		(592,547)
Loss on settlement	-	-	(503,179	)D	(503,179)
Other income (expenses)	(95,416)	-	-		(95,416)
Gain on bargain purchase	167,266	-	-		167,266
Equity-method investment change from earnings	13,219	-	-		13,219
Total other (expense) income, net	(397,079)	(42,156)	(733,179)		(1,172,414)
Net Income (loss) before income taxes	$190,248	$2,012,471	$(935,179)		$1,267,540
Income tax expense	(2,166,709)	(894,284)			(3,060,993)
Net income (loss)	(1,976,461)	1,118,187	(935,179)		(1,793,453)
Other comprehensive loss, net:
Foreign currency translation loss	395,945	-	-		395,945
Comprehensive loss	$(1,580,516)	$1,118,187	$(935,179)		$(1,397,508)
Net income (loss) attributable to:
Body and Mind Inc.	(2,260,902)	1,055,488	(882,741)		(2,088,155)
Non-controlling interest	284,441	-	-		284,441

Comprehensive income (loss)attributable to:
Body and Mind Inc.	(1,864,957)	1,055,488	(882,741)		(1,692,210)
Non-controlling interest	284,441	-	-		284,441
Net loss per share, basic and diluted	$(0.02)				$(0.01)
Weighted-average number of common shares outstanding, basic and diluted	108,463,019		19,029,850	D	127,492,869

See notes to unaudited pro forma financial statements

BODY AND MIND, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended

	Body and Mind	Canopy
	October 31, 2021	September 30, 2021	Adjustment		Total
Revenue
Sales	$7,570,816	$2,653,616	$-		$10,224,432
Cost of sales	(4,080,600)	(2,164,807)	-		(6,245,407)
Gross profit	3,490,216	488,809	-		3,979,025

Operating expenses:
Accounting and legal	259,144	22,216	-		281,360
Business development	94,759	37,563	-		132,322
Consulting fees	143,235	-			143,235
Depreciation and amortization	331,544	5,656	25,500	B	362,700
Insurance	70,761	10,750	-		81,511
Lease expense	126,339	70,991	-		197,330
Licenses, utilities and office administration	781,614	26,914	-		808,528
Management fees	168,379	-	-		168,379
Rent	32,082	-	-		32,082
Salaries and wages	991,717	285,961	-		1,277,678
Stock-based compensation	145,175	-	-		145,175
Travel	30,158	-	-		30,158
Total operating expenses	3,174,907	460,051	25,500		3,660,458
Net operating income (loss)	315,309	28,758	(25,500)		318,567
Other (expense) income, net:
Foreign exchange, net	(13)	-	-		(13)
Interest expense	(338,764)	(21,057)	(57,500	)C	(417,321)
Interest income	18,000	(270)	-		17,730
Other income (expenses)	30,386	-	-		30,386
Net income (loss) before income taxes	24,918	7,431	(83,000)		(50,651)
Income tax expense	(702,172)	(155,207)			(857,379)
Net loss	(677,254)	(147,776)	(83,000)		(908,030)
Other comprehensive income, net:
Foreign currency translation loss	36,281	-	-		36,281
Comprehensive loss	$(640,973)	$(147,776)	$(83,000)		$(871,749)
Net income (loss) attributable to:
Body and Mind Inc.	(789,089)	(139,490)	(83,000)		(1,011,579)
Non-controlling interest	11,835	-	-		11,835

Comprehensive income (loss)attributable to:
Body and Mind Inc.	(752,808)	(139,490)	(83,000)		(975,298)
Non-controlling interest	111,835	-	-		111,835
Net loss per share, basic and diluted	$(0.01)				$(0.01)
Weighted-average number of common shares outstanding, basic and diluted	109,748,878		19,029,850	D	128,778,728

See notes to unaudited pro forma financial statements

BODY AND MIND INC.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

As of and for the three months ended October 31, 2021 and

For the twelve months ended July 31, 2021

(UNAUDITED)

1.	Basis of Presentation

Pursuant to the Purchase Agreement with Canopy Monterey Bay, LLC, (“Canopy”), Canopy agreed to sell, and Body and Mind, Inc. (“the Company”) agreed to purchase 100% of the membership interests of Canopy.

These unaudited pro forma combined financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars. These pro forma statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent financial statements of the Company and Canopy.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma combined statement of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations”. As the acquirer for accounting purposes, the Company has estimated the fair value of Canopy’s assets acquired and liabilities assumed.

These pro forma financial statements have been compiled from and include:

(a)

An unaudited pro forma balance sheet combining the unaudited interim balance sheet of the Company as of October 31, 2021, with the unaudited balance sheet of Canopy as of September 30, 2021, giving effect to the transaction as if it occurred on August 1, 2020.

(b)

An unaudited pro forma statement of operations combining the audited annual statement of operations of the Company for the year ended July 31, 2021, with the unaudited statement of operations of Canopy for the twelve months ended June 30, 2021, giving effect to the transaction as if it occurred on August 1, 2020.

(c)

An unaudited pro forma statement of operations combining the unaudited interim statement of operations of the Company for the three months ended October 31, 2021, with the unaudited interim statement of operations of Canopy for the three months ended September 30, 2021, giving effect to the transaction as if it occurred August 1, 2020.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of the Company for the year ended July 31, 2021. Based on the review of the accounting policies of Canopy, it is the Company’s management’s opinion that there are no material accounting differences between the accounting policies of the Company and Canopy. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors and could result in a change to the unaudited pro forma financial statements.

2.	Proposed Transaction

As a result of the acquisition agreement and amendment to acquire 100% of the Membership interest of Canopy, the Company issued 19,029,850 shares of common stock. Of the 19,029,850 shares issued 14,295,230 shares were attributed to the consideration paid and were valued at $2,189,544. 2,728,156 shares of common stock were issued in December 2021 and an additional 16,301,694 shares of common stock were issued in December 2022. In addition, $100,000 of contingent consideration and the issuance of a promissory note in the amount of $2,300,000 and a cash payment of $1,250,000 was awarded to the sellers for total consideration of $5,839,544.

3.	Purchase Price Allocation

The Company has performed an analysis of the market value of Canopy’s Net assets acquired. The following table summarizes the allocation of purchase price as of the acquisition date:

Purchase consideration
Cash	$1,250,000
Promissory note	2,300,000
Contingent consideration	100,000
Shares of common stock	2,189,544
Total consideration	5,839,544

Assets acquired:
Cash	378,503
Prepaid expenses	241,449
Inventory	630,039

Liabilities assumed:
Trade payable and accrued liabilities	(266,307)
Income taxes payable	(1,229,213)

Net liabilities acquired	(245,529)
Brand and licenses	1,240,000
Goodwill	4,845,073
TOTAL	$5,839,544

The purchase price allocation has been used to prepare pro form adjustments in the pro forma balance sheet and pro forma statement of operations.

4.	Pro forma Adjustments

Balance Sheet as of October 31,2021

(a)	Represents the payment of $1,250,000 in cash less cash acquired of $378,503

(b)

Represents the issuance of 19,029,850 shares of Body and Mind, Inc common stock to Canopy. 14,295,320 shares of common stock were attributed to the consideration paid and 4,734,530 attributed to a settlement.

(c)	Represents the issuance of a promissory in the amount of $2,300,000 to Canopy.

(d)	Reflects the allocation of goodwill and intangibles based on the purchase price.

(e)	Represents a liability of $100,000 in contingent consideration.

(f)	Represents the elimination of the historical equity of Canopy and the net deficit on the opening balance sheet.

Statement of Operations for the Year Ended July 31, 2021 and Three Months ended October 31, 2021

(a)	Represents the payment of $100,000 for consulting expenses.

(b)	Represents amortization attributable to the intangible assets acquired from Canopy,

(c)	Represents the interest expense attributed to the $2,300,000 promissory note at a rate of 10%.

(d)

Represents the issuance of 14,295,320 shares to Canopy as part of the purchase consideration and the loss on settlement from contingent consideration of $503,179 from the issuance of 4,374,530 shares of common stock.